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                             AMES DEPARTMENT STORES, INC.            Exhibit 20
                                 MAY RESULTS VS. PLAN               Page 1 of 2
                                   MANAGEMENT FORMAT
                                      (Unaudited)
                                     (In Millions)
                                  May, 1995              Year-to-Date 1995
                                                Last                       Last
                              ActualPlan (a)  Yr (b)   Actual Plan (a)   Yr (b)
INCOME SUMMARY:
Net Sales                    $152.3  $153.2   $148.3   $594.0   $600.3   $584.0

FIFO  Margin     $             43.6    45.0     44.7    157.6    164.0    159.7
      Margin     %             28.6%   29.4%    30.1%    26.5%    27.3%    27.3%

Total Expenses                (41.9)  (43.3)   (44.5)  (173.4)  (178.9)  (180.9)

Other Income/Property Gains     3.2     2.5      3.9     10.5      9.1     13.9
                             ---------------------------------------------------
EBITDA                          4.9     4.2      4.1     (5.3)    (5.8)    (7.3)

Depreciation and Amort (net)   (0.2)   (0.2)     0.2     (0.7)    (0.5)     0.7
Net Interest Expense           (2.1)   (2.3)    (2.3)    (7.2)    (8.3)    (8.2)
Other Expenses, Incl LIFO         -       -     (0.4)    (0.1)       -     (3.8)
Extra. Item, Net of Tax           -       -        -        -        -     (1.5)
Non-Cash Inc. Tax (Prov.) Ben  (0.8)   (0.5)    (0.5)     4.0      4.4      6.0

                             ---------------------------------------------------
Net Income (Loss)              $1.8    $1.2     $1.1    ($9.3)  ($10.2)  ($14.1)
                             ===================================================


                                                      Balance at end of Period
                                                                         Last
                                                      Actual  Plan (a)   Yr (b)
                                                     ---------------------------
BALANCE SHEET SUMMARY:
Cash and Cash Equivalents                               $26.9    $29.9    $87.5
Merchandise Inventories, LIFO                           515.0    494.5    505.6
Other Current Assets                                     40.8     43.1     46.5
                                                     ---------------------------
      Total Current Assets                              582.7    567.5    639.6
Net Fixed Assets                                         46.1     46.7     23.1
Long-Term Assets                                          4.7      5.6      1.2
                                                     ---------------------------
      Total Assets                                     $633.5   $619.8   $663.9
                                                     ===========================

Trade Accounts Payable                                 $134.1   $106.4   $101.7
Short-Term Debt (Revolver)                              122.6    140.0    108.2
Other Current Liabilities                               160.3    152.4    235.7
                                                     ---------------------------
      Total Current Liabilities                         417.0    398.8    445.6

Long-Term Debt                                           29.3     37.3     43.2
Other Long-Term Liabilities                              42.7     41.4     51.7

Unfavorable Lease Liability                              22.3     22.3     24.3
Fresh-start Excess Net Assets (Negative Goodwill)        46.6     46.6     52.8

Paid-In-Capital                                          81.0     80.3     73.4
Retained Earnings (Deficit)                              (5.4)    (6.9)   (27.1)
                                                     ---------------------------
      Total Stockholders' Equity                         75.6     73.4     46.3
                                                     ---------------------------
      Total Liabilities & Equity                       $633.5   $619.8   $663.9
                                                     ===========================

  (a) As reported on Form 8-K dated February 16, 1995.
  (b) Certain reclassifications have been made to the fiscal 1994 account balances to conform to the current year presentation.

NOTE: EBITDA is earnings (loss) before net interest expense, income taxes, LIFO expense, extraordinary or non-recurring items, depreciation and amortization and other non-cash charges.

                                    Page 6 of 7
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